UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report(Date of Earliest Event Reported): October 17, 2012

GOLIATH FILM AND MEDIA HOLDINGS

 (Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

0-18945

84-1055077

(Commission File Number)     (IRS Employer Identification No.)

640 S. San Vicente Blvd., Fifth Floor, Los Angeles,  California 90048(Address of principal executive offices and zip code)

(303)- 885-5501

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On October 17, 2012, the Company acquired a 30% ownership of the following films from Mike Criscione, the father of an officer and director. The ownership rights are worldwide and cover every media of distribution.

Independent Films: Seducing Spirts*, Perfect Argument*, The Truth About Layla*, Marina Murders*, Film Struggle*, Divorce in America*, Wonderful Summer*, Living with Cancer*, the Deadliest Weapon, The Frank Dux Story, and the Making of the Baja 1000 Boat Race (* denotes that the Company already possesses distribution rights to that film).

Christian Films by Anna Freitas: The State of being a Pauper; Brokenness before God: the Key to Hallelujah; Many Waters: Finding Your Way; Chosen, Confidence in Christ; Falling in Love as You Follow Christ; Made Beautiful; Dreaming of Heaven; and Recognizing a Fantastic God in Suffering.

AC Green Films (including the Public School version and the Christian audience version for each film): AC Green, the Laker Experience; The AC Green Foundation (Millions of People Can't be Wrong); What You Need to Know About Basketball: the Clinics; AC Green, Kids Across America; AC Green, My Work with NBA Cares; AC Green, the All-Star Experience; AC Green, My Life and Family; AC Green, the College Hall of Fame Experience; AC Green, How to Run a Successful Business; and Hanging Out With AC and the Celebrities.

Gary Canter, The Design Theory and Creationism.

The Company is currently evaluating the fair value of the above properties, and intends to negotiate with Mr. Criscione for the amount and kind of payment to be made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2012

GOLIATH FILM AND MEDIA HOLDINGS

By: /s/    John Ballard

Name: John  Ballard

Title: Chief Financial Officer

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